U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

August 4, 2009

OHR PHARMACEUTICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	04-3648721
(State or other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1245 Brickyard Road, Suite 590
Salt Lake City, Utah  84106

 (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (801) 433-2000

BBM HOLDINGS, INC.
1245 Brickyard Road, Suite 590, Salt Lake City, Utah  84106

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]   Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)
[]   Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]   Pre-commencement communications pursuant  to  Rule  14d-2(b)  under  the Exchange Act (17 CFR 240.14d-2(b))
[]   Pre-commencement communications pursuant  to  Rule  13e-4(c)  under  the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Effective August 4, 2009, our predecessor in interest, BBM Holdings, Inc., a Utah corporation (“BBM”), completed its reincorporation in the State of Delaware (the “Reincorporation Merger”), by merging with and into its wholly-owned subsidiary, Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”).  The Reincorporation Merger was completed pursuant to the terms of a Merger Agreement and Plan of Reorganization dated as of August 3, 2009 (the “Merger Agreement”) between BBM and the Company.

Pursuant to the Merger Agreement, each outstanding share of Common Stock of BBM was converted into one share of the Company’s Common Stock, each outstanding share of Series B Convertible Preferred Stock of BBM was converted into one share of the Company’s Series B Convertible Preferred Stock, and BBM ceased to exist as a separate legal entity.  The Reincorporation Merger did not result in any material change in our business, outlets, offices, facilities, assets, liabilities, obligations, or net worth, or our directors, officers, or employees.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference and made a part hereof.

Item 5.03 Amendments to Articles of Incorporation and Bylaws

As disclosed under Item 1.01 above, effective August 4, 2009, BBM merged into the Company and ceased to exist as a separate legal entity.  As a result, holders of BBM Common Stock and Series B Convertible Preferred Stock, are now holders of the Company’s Common Stock and Series B Convertible Preferred Stock, respectively, and their rights as holders of the Company’s Common Stock and Series B Convertible Preferred Stock are governed by the General Corporation Law of the State of Delaware and the Company’s new Certificate of Incorporation and Bylaws.

In connection with consummating the Merger, our incorporator filed a new Certificate of Incorporation in Delaware.  Our new Certificate of Incorporation increased the authorized capital stock of the Company to 180,000,000 shares of Common Stock, $0.0001 par value per share, and 15,000,000 shares of serial preferred stock, $0.0001 par value per share, of which 6,000,000 shares have been designated as Series B Convertible Preferred Stock, having substantially the same terms as the Series B Convertible Preferred Stock of BBM. The Board of Directors of the Company also adopted the Company’s Bylaws.

Copies of our Certificate of Incorporation and our Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference and made a part hereof.

Item 8.01  Other Events

On June 22, 2009, a majority of the holders of the issued and outstanding voting Common Stock of BBM entitled to vote for and on behalf of all shareholders approved the Majority Shareholder Consent Resolution of the Company and the Reincorporation Merger acting by written consent, and appropriate notice was sent to all other shareholders in accordance with Utah law.  All of the details of the Reincorporation Merger, including majority shareholder consent information, were made available to non-consenting shareholders of record pursuant to an Information Statement.  A copy of the Information Statement is attached hereto as Exhibit 99.1 and is incorporated herein by reference and made a part hereof.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
2.1	Merger Agreement and Plan of Reorganization, dated August 3, 2009, between Ohr Pharmaceutical, Inc. and BBM Holdings, Inc.
3.1	Articles of Incorporation of Ohr Pharmaceutical, Inc., dated August 4, 2009
3.2	By-Laws of Ohr Pharmaceutical, Inc., dated August 4, 2009
99.1	Information Statement, dated June 22, 2009

EXHIBIT INDEX

Exhibit Number	Description
2.1	Merger Agreement and Plan of Reorganization, dated August 3, 2009, between Ohr Pharmaceutical, Inc. and BBM Holdings, Inc.
3.1	Articles of Incorporation of Ohr Pharmaceutical, Inc., dated August 4, 2009
3.2	By-Laws of Ohr Pharmaceutical, Inc., dated August 4, 2009
99.1	Information Statement, dated June 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.
Dated: August 11, 2009

By:  /s/ Andrew Limpert

Andrew Limpert, President and CEO